                                                                      Exhibit 21

           DIRECT AND INDIRECT SUBSIDIARIES OF FIRSTMERIT CORPORATION*

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         Citizens Investment Corporation
         Citizens Savings Corporation of Stark County
         FirstMerit Bank, N.A.
                  - Abell & Associates, Inc.
                  - Alpha Equipment Group, Inc.
                  - FirstMerit Insurance Agency, Inc.
                  - FirstMerit Leasing Company
                  - FirstMerit Mortgage Corporation
                  - FirstMerit Securities, Inc.
                  - Home Financial Services Corp.
                  - OPN, Inc.
                           - NB 5 Financial Services, Inc.
                  - Professional Appraisal Services Corp.
                  - Signal Finance Company
                  - Signal Insurance Agency Co.
                  - Signal R. Corp. (Delaware)
                  - Signal Securitization Corp. (Delaware)
                  - Tri-State Service Corporation
         FirstMerit Community Development Corporation
         FirstMerit Credit Life Insurance Company
         Mobile Consultants, Inc.
         SF Development Corp.
                  - Richwood Development (50%)
                  - Rushmore Subdivision Ltd. (50%)
                  - Courts of Weymouth Development, Ltd. (33%)
         Signal Capital Trust I (Delaware)

         * As of February 12, 1999. Unless otherwise indicated, state of formation is Ohio.